THE PATHWARD STORY UPDATED OCTOBER 23, 2024

Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation2 FORWARD LOOKING STATEMENTS This investor update contains “forward-looking statements” which are made in good faith by Pathward Financial, Inc. (the “Company”) pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future,” “target,” or the negative of those terms, or other words of similar meaning or similar expressions. You should carefully read statements that contain these words because they discuss our future expectations or state other “forward-looking” information. These forward-looking statements are based on information currently available to us and assumptions about future events, and include statements with respect to the Company’s beliefs, expectations, estimates, and intentions, which are subject to significant risks and uncertainties, and are subject to change based on various factors, some of which are beyond the Company’s control. Such risks, uncertainties and other factors may cause our actual growth, results of operations, financial condition, cash flows, performance and business prospects and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Such statements address, among others, the following subjects: future operating results including our earnings per diluted share guidance, future effective tax rate, and related performance expectations; progress on key strategic initiatives; expected results of our partnerships; impacts of our improved data analytics, underwriting and monitoring processes; expected nonperforming loan resolutions and net charge-off rates; the performance of our securities portfolio; the impact of card balances related to government stimulus programs; customer retention; loan and other product demand; new products and services; credit quality; the level of net charge-offs and the adequacy of the allowance for credit losses; and technology. The following factors, among others, could cause the Company's financial performance and results of operations to differ materially from the expectations, estimates, and intentions expressed in such forward-looking statements: maintaining our executive management team; expected growth opportunities may not be realized or may take longer to realize than expected; the potential adverse effects of unusual and infrequently occurring events, including the impact on financial markets from geopolitical conflicts such as the military conflicts in Ukraine and the Middle East, weather-related disasters, or public health events, such as pandemics and any governmental or societal responses thereto; our ability to successfully implement measures designed to reduce expenses and increase efficiencies; changes in trade, monetary, and fiscal policies and laws, including actual changes in interest rates and the Fed Funds rate, and their related impacts on macroeconomic conditions, customer behavior, funding costs and loan and securities portfolios; changes in tax laws; the strength of the United States' economy, and the local economies in which the Company operates; adverse developments in the financial services industry generally such as bank failures, responsive measures to mitigate and manage such developments, related supervisory and regulatory actions and costs, and related impacts on customer behavior; inflation, market, and monetary fluctuations; our liquidity and capital positions, including the sufficiency of our liquidity; the timely and efficient development of, new products and services offered by the Company or its strategic partners, as well as risks (including reputational and litigation) attendant thereto, and the perceived overall value and acceptance of these products and services by users; the ability of the Company’s subsidiary Pathward®, N.A. (“Pathward”) to maintain its Durbin Amendment exemption; the risks of dealing with or utilizing third parties, including, in connection with the Company’s prepaid card and tax refund advance businesses, the risk of reduced volume of refund advance loans as a result of reduced customer demand for or usage of the Company’s strategic partners’ refund advance products; our relationship with, and any actions which may be initiated by, our regulators; changes in financial services laws and regulations, including laws and regulations relating to the tax refund industry and the insurance premium finance industry; technological changes, including, but not limited to, the protection of our electronic systems and information; the impact of acquisitions and divestitures; litigation risk; the growth of the Company’s business, as well as expenses related thereto; continued maintenance by Pathward of its status as a well-capitalized institution, changes in consumer borrowing, spending and saving habits; losses from fraudulent or illegal activity, technological risks and developments and cyber threats, attacks or events; the success of the Company at maintaining its high quality asset level and managing and collecting assets of borrowers in default should problem assets increase; and the other factors described under the caption “Risk Factors” and in other sections of the Company’s Annual Report on Form 10-K for the Company's fiscal year ended September 30, 2023 and in other filings made by the Company with the Securities and Exchange Commission (“SEC”). The foregoing list of factors is not exclusive. We caution you not to place undue reliance on these forward-looking statements. The forward-looking statements included herein speak only as of the date of this investor update. The Company expressly disclaims any intent or obligation to update, revise or clarify any forward-looking statements, whether written or oral, that may be made from time to time by or on behalf of the Company or its subsidiaries, whether as a result of new information, changed circumstances or future events or for any other reason.

Since our founding, we have worked to advance financial inclusion. We seek out diverse partners, including fintechs, affinity groups, government agencies, and other banks and work with them to identify markets where people and businesses are underserved. Our national bank charter, coordination with regulators, and deep understanding of risk mitigation and compliance allow us to guide our partners and deliver financial products, services and funding to the people and businesses who need them the most. We are powering financial inclusion. AT PATHWARD®, LEADING THE WAY TO FINANCIAL ACCESS IS THE HEART OF OUR BUSINESS. 3 Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation

BUILDING A DIVERSIFIED COMPANY DEDICATED TO FINANCIAL EMPOWERMENT FOR INDIVIDUALS AND BUSINESSES 4 1993 Listed on Nasdaq: CASH 2015 / 2016 Entered Tax Services business by acquiring Refund Advantage, SCS, and EPS 2020 Completed sale of Retail Bank division to focus on national banking operations and payments Developed a governance structure that aligns with key ESG efforts Converted to National Bank Charter 2004 Created Prepaid Card Sponsorship business - now Partner Solutions 2014 Acquired AFS/IBEX, an insurance premium finance company 2018 Acquired Crestmark Bancorp, a commercial lending company Dramatic growth in deposits from Payments business heavily invested in securities, treasuries, and bond portfolio. 1954 Founded as a savings and loan bank 2021 Sold Meta trademarks and began rebranding initiative 2022 Completed rebranding as Pathward Financial 4 Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation 2024 Announced sale of Insurance Premium Finance business line to focus on higher return on asset verticals

Stable funding from deposits via Partner Solutions relationships Funding Earns consistent fees from the Partner Solutions business Operates a Commercial Finance collateralized lending platform Revenue 5 RESILIENT BUSINESS MODEL IN ECONOMIC CYCLES Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation

COLLABORATE WITH PARTNERS TO PROVIDE INNOVATIVE PARTNER SOLUTIONS 6 Issuing Acquiring Digital Payments Financial Institution Solutions Credit Solutions Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation Professional Tax Solutions

COMMERCIAL FINANCE HELPS BUSINESSES ACCESS NEEDED FUNDS THROUGH VARIOUS SOLUTIONS Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation7 Working Capital Finance Equipment Finance Structured Finance Ready cash for liquidity needs to new or growing companies in cyclical or seasonal industries Providing access to equipment financing, through loans and leases, without sacrificing cash flows Assisting small and mid- sized businesses and rural borrowers with primarily SBA and USDA lending to fund growth, expansion and refinancing

RECORD OF STRONG EARNINGS GROWTH AND PROFITABILITY ABOVE BANKING INDUSTRY AVERAGES EXCESS CAPITAL GENERATING BUSINESS ENABLES ONGOING RETURN OF VALUE TO SHAREHOLDERS INVESTMENT HIGHLIGHTS 2 3 4 1 5 EXPERIENCED LEADER IN FAST-GROWING PAYMENTS SECTOR, WITH DIVERSIFIED PORTFOLIO OF HIGH- QUALITY FINANCIAL PARTNERS RESILIENT COMMERCIAL FINANCE LOAN PORTFOLIO PRODUCES ATTRACTIVE RETURNS THROUGHOUT ECONOMIC CYCLES MATURE RISK MITIGATION AND COMPLIANCE CAPABILITIES WITH HIGHLY ADVANTAGEOUS NATIONAL BANK CHARTER 8 Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation

Earnings Per Common Share $5.26 $5.99 $2.49 $2.94 $4.38 $4.49 $6.62 2019 2020 2021 2022 2023 2024 EPS inclusive of one- time items CAGR 22% RECORD OF STRONG EARNINGS GROWTH & PROFITABILITY1 2.20% 1.55% 1.45% 1.74% 1.88% 2.33% 2.20% 2019 2020 2021 2022 2023 2024 Return on Average Assets ROAA inclusive of one-time items Total Revenue2 ($ in millions) Return on Average Tangible Equity 35.42% 22.34% 21.87% 28.66% 30.25% 48.32% 41.74% 2019 2020 2021 2022 2023 2024 ROATE inclusive of one-time items 1FY19-FY21 display GAAP earnings; FY22 reflects GAAP and adjusted earnings. FY23-FY24 display GAAP earnings as the net adjustments for the periods are insignificant. See appendix for non-GAAP reconciliations $487 $499 $550 $601 $704 $755 2019 2020 2021 2022 2023 2024 Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation9 3Peer data includes commercial insured banks with assets between $3-10 billion. Return on average assets information gathered from the Federal Financial Institutions Examination Council database. Gain on sale of trademarks Peer average3 2FY22 and FY23 includes $50.0 million and $10.0 million gain on sale of trademarks, respectively 1 2 3 4 5

TRACK RECORD OF STRONG EARNINGS GROWTH AND RIGHT-SIZED BALANCE SHEET ENABLES ONGOING RETURN OF CAPITAL 10 1 2 3 4 5 $620.0M TOTAL SHARE REPURCHASES 2Q19 TO 4Q24 $35.8M TOTAL DIVIDENDS PAID 2Q19 TO 4Q24 Note: Repurchased common shares include shares withheld to cover income taxes owed by participants related to share-based incentive plans. Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation

1 2 3 4 5

PATHWARD SERVES AS A HUB OF THE PAYMENTS ECOSYSTEM


Debit/Credit Networks
Fed / Settlement
Financial Institution Clients
pathward
Issuing/Acquiring/ Originating Bank
ATM Sponsorship
End User Card Holder / Consumer
End User Merchants
FinTech / Program Manager Partners
Processor Issuing
Processor Acquiring
Regulatory/Compliance Oversight
OCC Primary Regulator

11 Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation

COMMERCIAL FINANCE PORTFOLIO PRODUCES STABLE ANNUAL NET CHARGE-OFF RATES 12 Fiscal Year End Commercial Finance Loan Balances ($ in millions) $126 $113 $92 $140 $158 $207 $324 $368 $414 $474 $591 $665 $858 $1,510 $1,916 $2,308 $2,725 $3,024 $3,723 $3,296 0 0 0 0 0 0 0 0 0 0 1 0 500 1,000 1,500 2,000 2,500 3,000 3,500 4,000 2005 1.67% 2006 1.72% 2007 1.10% 2008 1.17% 2009 1.61% 2010 0.68% 2011 0.04% 2012 0.69% 2013 0.67% 2014 0.36% 2015 -0.01% 2016 0.33% 2017 0.67% 2018 0.78% 2019 0.50% 2020 0.67% 2021 0.56% 2022 0.66% 2023 0.49% 2024 0.52% Fiscal Year NCO% 1 2 3 4 5 Pathward Acquires Crestmark Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation Insurance premium finance portfolio moved to held for sale during 4QFY24

MATURE RISK MITIGATION AND COMPLIANCE CAPABILITIES 13 1 2 3 4 5 Enterprise Risk Management Our Enterprise Risk Management (ERM) program applies corporate governance to risk-taking activities. The ERM program sets strategy across the enterprise and works closely with the lines of business to ensure that risks are appropriately identified and managed. Third-Party Risk Management Just as Pathward’s ERM program oversees our own actions, our Third- Party Risk Management program ensures that our third-party relationships are controlled and mitigated. Our policy and strategy encourage us to protect our company from risk, monitor third- party activities, and report risk events. Business Continuity Management Business Continuity Management (BCM) sets standards and testing to ensure our company remains resilient in case of disaster. Our standards comply with Federal Financial Institutions Examination Council (FFIEC) and Office of the Comptroller of the Currency (OCC) guidance. Bank Secrecy Act / Anti- Money Laundering To protect our customers, partners and company from the risks of fraud, money laundering, terrorist financing and other illicit activity, Pathward’s compliance programs are designed to keep us compliant with all federal programs and sanctions. Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation

QUARTERLY INVESTOR UPDATE FOURTH QUARTER F ISCAL YEAR 2024

Net Income $168.4 million in net income; an increase of 3% compared to FY 2023 Diluted Earnings Per Share $6.62 in diluted earnings per share; an increase of 11% compared to FY 2023 Net Interest Margin Net interest margin (“NIM”) of 6.41% compared to 6.04% in prior year; Adjusted NIM1, including contractual, rate- related processing expenses, of 4.85% compared to 4.83% in prior year period Return Metrics2 FY 2024 return on average assets (“ROAA”) of 2.20% compared to 2.33% in prior year period; FY 2024 return on average tangible equity (“ROATE”) of 41.74% compared to 48.32% in prior year period FY 2024 HIGHLIGHTS Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation15 1 See slide 42 for reconciliation to most directly comparable GAAP measure. 2 ROAA and ROATE are annualized for periods presented.

STRONG RESULTS FROM ASSET OPTIMIZATION • Loan and lease portfolio yield increased to 8.67% for the fourth quarter • Announced sale of the Insurance Premium Finance business • 39th largest SBA 7(a) program lender for the year ending September 30, 20241 • Solid pipelines in SBA, USDA, working capital, and consumer lending 16 Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation 1 Source: US Small Business Administration 7(a) and 504 Lender Report https://careports.sba.gov/views/7a504LenderReport/LenderReport?%3Aembed=yes&%3Atoolbar=no

• Renamed to Partner Solutions • Experience provides us with scale and capability to help partners expand • Awarded 2024 Finovate Best Banking as a Service Provider • Pipeline continues to be strong CELEBRATING 20 YEARS IN THE PAYMENTS INDUSTRY Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation17

TRUSTED PLATFORM THAT ENABLES OUR PARTNERS TO THRIVE 18 Right-sized balance sheet with optimized asset mix Technology to facilitate evolution and scalability People and culture are important assets Mature risk and compliance framework Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation

NET INTEREST INCOME DRIVES SOLID RESULTS ($ IN MILLIONS, EXCEPT PER SHARE DATA) Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation19 Q4 2023 Q4 2024 $104.9 $115.9 +10% Net Interest Income Q4 2023 Q4 2024 $118.2 $129.9 +10% Noninterest Expense Q4 2023 Q4 2024 $56.1 $52.0 -7% Noninterest Income Q4 2023 Q4 2024 $35.9 $33.6 -6% Net Income Attributable to Parent Q4 2023 Q4 2024 $1.36 $1.35 -1% Earnings per Diluted Share

 Average Q4 2024 off-balance sheet custodial deposits held in custody at program banks of $240 million compared to $588 million during the prior year period.  $202 million of off-balance sheet custodial deposits as of September 30, 2024, as compared to $268 million as of September 30, 2023.  These off-balance sheet custodial deposits earn recordkeeping servicing fee income, typically reflective of the Effective Fed Funds Rate.  Continue to return unclaimed EIP balances to the U.S. Treasury. DEPOSIT BASE SUPPORTS ASSET GROWTH Q4 2023 Q4 2024 $6,589.2 $5,875.1 -11% DEPOSITS 1 Period ending ($ in millions) Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation20 1 Does not include off-balance sheet custodial deposits

TOTAL LOANS AND LEASES DECREASED FROM Q4 2023  Decrease driven by $594 million insurance premium finance portfolio being moved to held for sale during Q4 2024.  Decrease is partially offset by growth in SBA/USDA, renewable energy and working capital.  Nonperforming loans and leases of 0.87% compared to 1.26% at September 30, 2023.  Annualized adjusted net charge-off rate of 0.62% for 4Q241. Q4 2023 Q4 2024 $4,366.1 $4,075.2 -7% TOTAL LOANS AND LEASES Period ending ($ in millions) Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation21 1 See slide 40 for reconciliation to most directly comparable GAAP measure.

STRONG BALANCE SHEET ALLOWS FOR RETURN OF CAPITAL TO SHAREHOLDERS

Liquidity Sources

($ in millions)


$202
$158
$215
$221
$2,078
$727
$555
Off Balance Sheet Custodial Deposits[1]
Cash and Cash Equivalents
Unpledged Investment Securities
FHLB Borrowing Capacity
Fed Discount Window Funds
Unsecured Funding and Other Wholesale Funding Options

Share Repurchases


1,520,001
236,308
Q4 2024
2024 YTD

[1] These off balance sheet custodial deposits can be brought back on balance sheet, as needed, as they are immediately callable.

22 Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation

pathward

FISCAL YEAR 2025 GUIDANCE1 Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation23 $7.10- $7.60 EPS 25 bps rate cut in Nov and Dec 2024 Effective tax rate 18-22% Includes expected share repurchases 1 Information on this slide is presented as of October 23, 2024, reflects the Company’s updated financial outlook, certain of the Company’s financial targets, and key assumptions, and will not be updated or affirmed unless and until the Company publicly announces such an update or affirmation. The guidance for fiscal 2025, the Company’s financial targets and key economic assumptions contain forward-looking statements and actual results or conditions may differ materially. See the information set forth below the heading "Forward Looking Statements" on slide 2 of this presentation. Does not include impact of sale of Insurance Premium Finance Business

Q&A Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation24

 Noninterest income represents 40% of year-to- date total revenue.  Majority of noninterest income fees are generated by the Company’s Partner Solutions business line. Other major items include leasing rental income and other loan & lease fees.  Pathward’s large fee income base provides stability through interest rate and credit cycles, while propelling continued revenue growth.  The majority of Pathward’s tax season revenue is recorded as noninterest income during the second quarter of each fiscal year. DIVERSIFIED NONINTEREST INCOME STREAMS Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation25 Refund Transfer Product Fees 13%Refund Advance Product Fees 15% Card and Deposit Fees 42% Rental Income 18% Other Income 12% YTD 2024 NONINTEREST INCOME BREAKDOWN . Noninterest income 40% Net interest income 60% YTD 2024 REVENUE BREAKDOWN

COST OF DEPOSITS
5.26%
1.76%
1.66%
4Q21
1Q22
2Q22
3Q22
4Q22
1Q23
2Q23
3Q23
4Q23
1Q24
2Q24
3Q24
4Q24
All-in Cost of Deposits
Cost of Interest Bearing Deposits
Quarterly Average Effective Fed Funds Rate

Note: All-in Cost of Deposits represents cost of total deposits with the additional incorporation of the Company's noninterest variable card processing expenses impacted by interest rates.

COST OF DEPOSITS

- During the 2024 fiscal fourth quarter, approximately 57% of the deposit balances were subject to variable card processing expenses, derived from contractual agreements with certain Partner Solutions relationships tied to a rate index, typically the Effective Fed Funds Rate.
- These costs reprice immediately upon a change in the applicable rate index, leading to an instant cost change as compared to the earning-asset yields that will generally experience a lag in repricing.
- As of September 30, 2024, Pathward also managed $202 million in off-balance sheet custodial deposits and earned $3.2 million of recordkeeping servicing fee income during the fiscal fourth quarter. That income is also typically reflective of the Effective Fed Funds Rate.

26 Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation

pathward

LOAN PORTFOLIO INTEREST RATE SENSITIVITY

- As of September 30, 2024, $2.4B, or 52% of loans and leases contained floating or variable interest rates. Of these, $1.4B are tied to Fed Funds or Prime, with the remaining tied to either SOFR or the CMT.
- As of September 30, 2024, all variable loans with floors were at or above their floors.
- Remain focused on smart growth in the Commercial Finance loan portfolio.
- 4Q24 yields elevated by continued optimization of the balance sheet.
- $1.8 billion securities portfolio provides cash flow for future commercial finance loan growth.

TOTAL LOAN AND LEASE PORTFOLIO PRICING ATTRIBUTES[1]



15%
33%
52%
Fixed Rate > 1 Year
Fixed Rate < 1 Year
Floating or Variable

[1] Fixed rate loans and leases are shown for contractual periods.

NET INTEREST MARGIN AND LOAN YIELDS



Loan Yields: 6.90% 6.93% 6.96% 7.22% 6.69% 7.12% 7.70% 8.47% 8.31% 8.33% 8.33% 8.43% 8.56% 8.67%
NIM: 3.75% 4.35% 4.59% 4.80% 4.76% 5.21% 5.62% 6.12% 6.18% 6.19% 6.23% 6.23% 6.56% 6.66%
Adjusted NIM: 3.75% 4.34% 4.59% 4.79% 4.62% 4.73% 4.68% 4.89% 4.88% 4.87% 4.71% 4.65% 4.92% 5.15%
3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24
NIM2
Adjusted NIM3
Loan Yields

[2] FY21 NIM suppressed because of elevated cash balances from government stimulus programs.
[3] Adjusted NIM includes contractual card processing expenses associated with higher interest rates. See appendix for Non-GAAP financial measures reconciliation.

27 Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation

pathward

 Loan and lease financing to provide access to needed equipment  Focus on equipment critical to business operations  Borrowers are investment grade companies  Primarily fixed rate loans and leases  Flexibility to sell direct originations to secondary market EQUIPMENT FINANCE COMMERCIAL FINANCE Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation28 7.03% Q4 2024 Quarterly Yield1 19% Of Loan Portfolio Business Line Balance Sheet Category 4Q23 3Q24 4Q24 Large ticket Lease financing $171.7 $148.3 $146.8 Term lending 528.5 541.0 488.6 Small ticket Lease financing 6.5 3.1 2.2 Term lending 188.8 138.4 121.7 TOTAL $895.5 $830.8 $759.3 ($ in millions) 1Interest income does not include any potential gain(loss) on sale of equipment that was previously on a lease.

• Provides working capital for companies to meet short- term operational requirements • Primarily variable rate loans with majority of floors at or above 6% • Bank typically has dominion of funds • Heavily collateral-managed • Historically excels during economic downturns WORKING CAPITAL FINANCE COMMERCIAL FINANCE Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation29 12.98% Q4 2024 Quarterly Yield 20% Of Loan Portfolio Business Line Balance Sheet Category 4Q23 3Q24 4Q24 Working Capital Asset-based lending $382.4 $473.3 $471.9 Factoring 358.3 350.7 362.3 TOTAL $740.7 $824.0 $834.2 ($ in millions)

• Typically, short-term financing to facilitate the purchase of property, casualty, and liability insurance policies • Insurance premium loans have an average term of 10 months • Fixed rate loans • Usually collateralized by insurance premiums • Very low historical loss rate INSURANCE PREMIUM FINANCE1 COMMERCIAL FINANCE Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation30 9.20% Q4 2024 Quarterly Yield ($ in millions) Business Line Balance Sheet Category 4Q23 3Q24 4Q241 Insurance Premium Finance Insurance premium finance $800.1 $617.1 $594.4 TOTAL $800.1 $617.1 $594.4 1Insurance premium finance portfolio was moved to held for sale during the fourth quarter of fiscal year 2024. On August 28, 2024, Pathward announced the sale of its commercial insurance premium finance business.

STRUCTURED FINANCE
COMMERCIAL FINANCE

- Funding small and midsized businesses, including rural borrowers
- SBA, USDA, and conventional loans with fixed or variable interest rates
- Debt refinance, leveraged acquisitions, and alternative energy project finance
- SBA and USDA guarantees can be sold on the secondary market

6.56%
Q4 2024 Quarterly Yield[1]

36%
Of Loan Portfolio

($ in millions)

Business Line	Balance Sheet Category	4Q23	3Q24	4Q24
Guaranteed portion of US govt SBA/USDA loans	SBA/USDA	$342.5	$357.0	$344.4
Unguaranteed portion of US govt SBA/USDA loans	SBA/USDA	182.3	206.7	224.2
Renewable energy debt financing[2] (term lending only)	Term lending	268.1	593.7	635.7
Other	Term lending	322.8	260.6	308.6
	TOTAL	**$1,115.7**	**$1,418.0**	**$1,512.9**

[1]Interest income does not include any gain(loss) on sale of loans.

[2]Total renewable energy debt financing outstanding was $1.21 billion as of 4Q24. The majority of these balances are in the term lending and SBA/USDA balance sheet categories.

31 Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation

pathward

• Consumer credit programs with marketplace lenders offer Pathward a risk adjusted return • Protected by certain layers of credit support and balance sheet flexibility • Programs are offered to strategic partners with payments distribution potential • Agreements typically provide for “excess spread” build-up and protection through a priority of payment within a waterfall CONSUMER Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation32 9.29% Q4 2024 Quarterly Yield 7% Of Loan Portfolio ($ in millions) Business Line Balance Sheet Category 4Q23 3Q24 4Q24 Consumer Consumer finance $254.4 $253.3 $248.8 TOTAL $254.4 $253.3 $248.8 Consumer Payments - Principal, Interest, Fees Collection Account Servicing Principal Losses to Pathward Principal Repayment to Pathward Pathward’s agreed upon interest return Remaining excess spread to Pathward-owned escrow reserve Reserve release to partner is conditional (subordinate) based on product performance Waterfall

• Asset-backed warehouse lines of credit used to support strategic initiatives • Lines are primarily secured by consumer receivables, whereby Pathward is in a senior, secured position as the first out participant • Have never had a charge off or loss • Agreements trigger waterfall protection for the “First Out” participant WAREHOUSE Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation33 10.38% Q4 2024 Quarterly Yield 13% Of Loan Portfolio ($ in millions) Business Line Balance Sheet Category 4Q23 3Q24 4Q24 Warehouse Warehouse finance $376.9 $450.0 $517.8 TOTAL $376.9 $450.0 $517.8 Waterfall All Loan/Collateral Cash Flows Admin Fees (0-5%) Junior Tranche $40MM (40%) Equity Tranche $10MM (10%) First-Out Tranche (Pathward Position) $50MM (50%) $100M Facility EXAMPLE

COMMERCIAL FINANCE CONCENTRATIONS BY INDUSTRY[1]



$ in millions
Finance and Insurance $777
Utilities $741
Manufacturing $728
Transportation and Warehousing $436
Mining, Quarrying, and Oil and Gas Extraction $296
Null $263
Other Services (except Public Administration) $256
Wholesale Trade $230
Construction $169
Health Care and Social Assistance $124
Administrative and Support and Waste Management and Remediation Services $108
Professional, Scientific, and Technical Services $89
Real Estate and Rental and Leasing $85
Nonclassifiable Establishments $82
Public Administration $80
Retail Trade $54
Accommodation and Food Services $50
Information $30
Agriculture, Forestry, Fishing and Hunting $18
Arts, Entertainment, and Recreation $13
Educational Services $4
Management of Companies and Enterprises $3

MANUFACTURING

38%	Term lending
37%	Asset based lending
10%	Factoring
8%	Rental equipment, net
7%	Other

TRANSPORTATION & WAREHOUSING

40%	Term lending
33%	Factoring
12%	Insurance premium finance
5%	Rental equipment, net
10%	Other

UTILITIES

47%	Term lending
46%	SBA/USDA
7%	Rental equipment, net

[1] *Distribution by NAICS codes; excludes certain joint ventures; calculated based on aggregate principal amount of commercial finance loans and leases; includes operating lease rental equipment of $205.3M*

34 Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation

pathward

Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation35 INTEREST RATE RISK MANAGEMENT SEPTEMBER 30, 2024 Asset/Liability Gap Analysis 1 Fixed rate securities, loans and leases are shown for contractual periods. 1% 39% 11% 49% Fixed Rate > 1 Year Earning Asset Pricing Attributes1 Fixed Rate < 1 Year Floating or Variable Federal Reserve Bank Deposits (Floating or Variable) • Data presented on this page is reflective of the Company’s asset mix at a point in time and calculated for regulatory purposes. Future rate changes would impact a multitude of variables beyond the Company’s control, and as a result, the data presented is not intended to be used for forward-looking modeling purposes. • Interest rate risk modeling shows asset sensitive balance sheet; net interest income graph shows impact of an instantaneous, parallel rate shock and alternative views of a gradual parallel ramp and a parallel rate shock. • Management employs rigorous modeling techniques under a variety of yield curve shapes, twists and ramps. -15% 0% 15% 30% -200 -100 +100 +200 Parallel Shock Alternative Parallel Shock Alternative Ramp 12-Month Interest Rate Sensitivity from Base Net Interest Income Parallel Shock is a statutory required calculation of the impact of an immediate change in rates, assuming other variables remain unchanged. Ramp reflects additional modeling of more gradual increases in interest rates. The Alternative scenarios mirror the Parallel Shock and Ramp with the additional incorporation of the Company’s card fee income and card processing expenses impacted by interest rates. -2,000 0 2,000 4,000 6,000 Month 1-12 Month 13-36 Month 37-60 Month 61-180 V o lu m e ($ M M ) Period Variance Total Assets Total Liabilities

ASSET QUALITY

Nonperforming Assets ("NPAs")

($ in millions)


0.77%
0.53%
0.50%
0.61%
0.57%
$58.0
$42.4
$37.2
$46.3
$43.0
4Q23
1Q24
2Q24
3Q24
4Q24
Period Ended
NPAs
NPAs / Total Assets

Nonperforming Loans ("NPLs")

($ in millions)


1.26%
0.88%
0.78%
0.96%
0.87%
$56.2
$39.6
$34.4
$44.6
$41.6
4Q23
1Q24
2Q24
3Q24
4Q24
Period Ended
NPLs
NPLs / Total Loans

Adjusted Net Charge-Offs ("NCOs")[1]

Excludes Tax Services NCOs and Related Seasonal Average Loans

($ in millions)


0.49%
0.47%
0.50%
0.41%
0.45%
0.43%
0.63%
0.49%
0.62%
0.52%
$5.2
$4.6
$4.7
$7.0
$7.3
4Q23
1Q24
2Q24
3Q24
4Q24
Period Ended
Adj. NCOs
Adj. NCOs / Adj. Average Loans
Adj. NCOs / Adj. Average Loans - LTM

KEY CREDIT METRICS

- Annualized adjusted net charge-offs[1]:
  - 0.62% of average loans in 4Q24
  - 0.52% of average loans over last 12 months
- Allowance for credit loss ("ACL") of $45.3 million as of September 30, 2024.
- ACL as a % of total loans and leases was 1.11% for 4Q24, a 3 bps decrease from the prior year.
- The decrease in NPAs / NPLs compared to the sequential quarter was primarily driven by a decrease in nonperforming loans in the commercial finance and consumer finance portfolios, partially offset by an increase in the seasonal tax services portfolio.

36 Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation

[1] See appendix for Non-GAAP financial measures reconciliation. Tax services NCOs and related seasonal average loans are excluded to adjust for the cyclicality of activity related to the overall economics of the tax services business line.

pathward

Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation37 CAPITAL AND SOURCES OF LIQUIDITY Regulatory Capital as of September 30, 2024 At September 30, 2024¹ Pathward Financial, Inc. Pathward, N.A. Tier 1 Leverage 9.26% 9.44% Common Equity Tier 1 12.60% 13.12% Tier 1 Capital 12.86% 13.12% Total Capital 14.08% 13.97% Primary & Secondary Liquidity Sources ($ in millions) Cash and Cash Equivalents $158 Unpledged Investment Securities $221 FHLB Borrowing Capacity $727 Funds Available through Fed Discount Window $215 Unsecured Funding Providers $555 Deposit Balances Held at Other Banks $202 Total Liquidity $2,078 1 Regulatory capital reflects the Company's election of the five-year CECL transition for regulatory capital purposes. Amounts are preliminary pending completion and filing of the Company's regulatory reports. . 8.11% 7.96% 7.75% 9.13% 9.26% 8.32% 8.15% 7.92% 9.36% 9.44% 4Q23 1Q24 2Q24 3Q24 4Q24 Tier 1 Leverage Ratio 12.84% 13.12% 14.21% 14.33% 14.08% 12.76% 13.01% 14.09% 14.27% 13.97% 4Q23 1Q24 2Q24 3Q24 4Q24 Total Capital Ratio Pathward Financial, Inc. Pathward, N.A. Minimum Requirement to be Well-Capitalized under Prompt Corrective Action Provisions

APPENDIX Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation38

Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation39 NON-GAAP RECONCILIATION 1 Amounts presented are used in the two-class earnings per common share calculation. Adjusted Net Income and Adjusted Earnings Per Share For the year ended ($ in thousands, except share and per share data) 2022 Net income – GAAP a 156,386 Less: Gain on sale of trademarks 50,000 Add: Rebranding expenses 13,148 Add: Separation related expenses 5,109 Add: Income tax effect 8,936 Adjusted net income b 133,579 Less: Allocation of earnings to participating securities1 2,191 Adjusted net income attributable to common shareholders 131,388 Adjusted earnings per common share, diluted $4.49 Average diluted shares 29,232,247 Adjusted Return on Average Assets and Adjusted Return on Average Tangible Equity Average assets c 7,103,874 Return on average assets (a / c) 2.20% Adjusted return on average assets (b / c) 1.88% Average equity d 780,705 Less: Average goodwill and intangible assets 339,179 Average tangible equity e 441,526 Return on average tangible equity (a / e) 35.42% Adjusted return on average tangible equity (b / e) 30.25%

NON-GAAP RECONCILIATION

Adjusted Annualized NCOs and Adjusted Average Loans and Leases

	For the quarter ended				
($ in thousands)	Sep 30, 2023	Dec 31, 2023	Mar 31, 2024	Jun 30, 2024	Sep 30, 2024
Net charge-offs	41,280	5,486	(1,087)	6,582	35,626
Less: Tax services net charge-offs (recoveries)	36,075	851	(5,800)	(410)	28,354
Adjusted net charge-offs	5,205	4,635	4,713	6,992	7,272
Quarterly average loans and leases	4,288,067	4,535,826	4,903,175	4,506,674	4,694,512
Less: Quarterly average tax services loans	44,192	28,050	493,168	56,836	39,437
Adjusted quarterly average loans and leases	4,243,875	4,507,776	4,410,007	4,449,838	4,655,075
Annualized NCOs/average loans and leases	3.85%	0.48%	-0.09%	0.58%	3.04%
Adjusted annualized NCOs/adjusted average loans and leases[1]	0.49%	0.41%	0.43%	0.63%	0.62%

	For the last twelve months ended				
($ in thousands)	Sep 30, 2023	Dec 31, 2023	Mar 31, 2024	Jun 30, 2024	Sep 30, 2024
Net charge-offs	53,690	55,959	49,897	52,261	46,607
Less: Tax services net charge-offs (recoveries)	35,779	35,597	30,860	30,716	22,995
Adjusted net charge-offs	17,911	20,362	19,037	21,545	23,612
Average loans and leases	3,936,582	4,189,308	4,411,573	4,558,436	4,660,047
Less: average tax services loans	142,640	143,345	154,472	155,561	154,373
Adjusted average loans and leases	3,793,943	4,045,963	4,257,104	4,402,874	4,505,674
NCOs/average loans and leases	1.36%	1.34%	1.13%	1.15%	1.00%
Adjusted NCOs/adjusted average loans and leases[1]	0.47%	0.50%	0.45%	0.49%	0.52%

40 Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation

[1] Tax services NCOs and average loans are excluded to adjust for the cyclicality of activity related to the overall economics of the Company's tax services business line.

pathward

Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation41 NON-GAAP RECONCILIATION For the last twelve months ended ($ in thousands) Sep 30, 2023 Dec 31, 2023 Mar 31, 2024 Jun 30, 2024 Sep 30, 2024 Noninterest expense – GAAP 464,975 479,190 492,485 501,586 513,253 Net interest income 387,861 413,840 430,736 444,130 455,118 Noninterest income 316,599 303,583 305,490 303,628 299,587 Total Revenue: GAAP 704,460 717,423 736,226 747,758 754,705 Efficiency ratio, LTM 66.00% 66.79% 66.89% 67.08% 68.01% For the last twelve months ended ($ in thousands) Sep 30, 2023 Dec 31, 2023 Mar 31, 2024 Jun 30, 2024 Sep 30, 2024 Noninterest expense – GAAP 464,975 479,190 492,485 501,586 513,253 Less: Rebranding expenses 3,737 - - - - Adjusted noninterest expense 461,238 479,190 492,485 501,586 513,253 Net interest income 387,861 413,840 430,736 444,130 455,118 Noninterest income 316,599 303,583 305,490 303,628 299,587 Less: Gain on sale of trademarks 10,000 - - - - Total Adjusted Revenue: 694,460 717,423 736,226 747,758 754,705 Adjusted efficiency ratio, LTM 66.42% 66.79% 66.89% 67.08% 68.01% Efficiency Ratio Adjusted Efficiency Ratio

NON-GAAP RECONCILIATION

Net Interest Margin and Cost of Deposits

	For the quarter ended													For the year ended	
($ in thousands)	Sep-21	Dec-21	Mar-22	Jun-22	Sep-22	Dec-22	Mar-23	Jun-23	Sep-23	Dec-23	Mar-24	Jun-24	Sep-24	Sept-23	Sept-24
Average interest earning assets	6,438,572	6,183,646	7,082,417	6,082,329	6,073,822	5,934,431	6,717,918	6,326,750	6,724,185	7,031,922	7,635,842	6,801,888	6,925,315	6,424,492	7,101,498
Net interest income	70,667	71,613	83,800	72,151	79,760	84,057	101,405	97,465	104,934	110,036	118,301	110,859	115,922	387,861	455,118
Net interest margin	4.35%	4.59%	4.80%	4.76%	5.21%	5.62%	6.12%	6.18%	6.19%	6.23%	6.23%	6.56%	6.66%	6.04%	6.41%
Average total deposits	6,076,868	5,921,384	6,679,422	5,741,072	5,765,048	5,636,658	6,386,592	5,895,242	6,204,934	6,558,189	7,168,673	6,260,990	6,199,271	6,029,279	6,545,862
Deposit interest expense	164	141	165	94	99	142	2,096	164	1,954	3,526	6,685	1,689	1,119	4,356	13,019
Cost of deposits	0.01%	0.01%	0.01%	0.01%	0.01%	0.01%	0.13%	0.01%	0.12%	0.21%	0.38%	0.11%	0.07%	0.07%	0.20%

Adjusted Net Interest Margin and Adjusted Cost of Deposits

	For the quarter ended													For the year ended	
($ in thousands)	Sep-21	Dec-21	Mar-22	Jun-22	Sep-22	Dec-22	Mar-23	Jun-23	Sep-23	Dec-23	Mar-24	Jun-24	Sep-24	Sept-23	Sept-24
Average interest earning assets	6,438,572	6,183,646	7,082,417	6,082,329	6,073,822	5,934,431	6,717,918	6,326,750	6,724,185	7,031,922	7,635,842	6,801,888	6,925,315	6,424,492	7,101,498
Net interest income	70,667	71,613	83,800	72,151	79,760	84,057	101,405	97,465	104,934	110,036	118,301	110,859	115,922	387,861	455,118
Less: Contractual, rate-related processing expense	205	128	217	2,158	7,372	13,985	20,369	20,528	22,473	26,793	30,094	27,595	26,274	77,356	110,757
Adjusted net interest income	70,462	71,485	83,583	69,993	72,388	70,072	81,036	76,937	82,461	83,243	88,207	83,264	89,648	310,506	344,362
Adjusted net interest margin	4.34%	4.59%	4.79%	4.62%	4.73%	4.68%	4.89%	4.88%	4.87%	4.71%	4.65%	4.92%	5.15%	4.83%	4.85%
Average total deposits	6,076,868	5,921,384	6,679,422	5,741,072	5,765,048	5,636,658	6,386,592	5,895,242	6,204,934	6,558,189	7,168,673	6,260,990	6,199,271	6,424,492	6,545,862
Deposit interest expense	164	141	165	94	99	142	2,096	164	1,954	3,526	6,685	1,689	1,119	4,356	13,019
Add: Contractual, rate-related processing expense	205	128	217	2,158	7,372	13,985	20,369	20,528	22,473	26,793	30,094	27,595	26,274	77,356	110,757
Adjusted deposit expense	369	269	382	2,252	7,471	14,127	22,465	20,692	24,427	30,319	36,779	29,284	27,393	81,711	123,776
Adjusted cost of deposits	0.02%	0.02%	0.02%	0.16%	0.52%	1.00%	1.43%	1.41%	1.56%	1.84%	2.06%	1.88%	1.76%	1.27%	1.89%

42 Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation

pathward

Industry Terms 43 Types of Payment Cards Banking-as-a-Service (BaaS): Providing financial services and solutions to third parties to offer through their distribution channels. Push-to-debit: The ability to move money directly to an end user. At Pathward, our push-to-debit capabilities are called “Faster Payments”. Debit Card: A type of payment card typically tied to funds held in a deposit account. Credit Card: A type of payment card typically attached to a line of credit that a user can make purchases against. Prepaid Card: A type of payment card that holds a finite amount of funds and is not directly tied to a bank account or line of credit. Virtual Card: A digital counterpart to a payment card, generated with a unique card number to settle a particular transaction by an authorized user. These are often used for one-time, business-to-business payments. Payment Players Acquiring Bank: An acquiring bank provides merchant accounts that allow a business to accept card payments and works in conjunction with the acquirer processor. In some cases, the acquiring bank and acquirer processor are a single entity. Acquiring Processors: Acquiring processors connect directly with merchants, the network and the acquiring bank, or via a payment gateway, to facilitate payment acceptance at the merchant. They provide the technical capabilities to create the system of record to communicate with authorization and settlement entities. In some cases, the acquiring bank and acquirer processor are a single entity. Issuing Bank: The issuing bank enters a relationship with the cardholder, program manager, and enables cards on a given network. The issuing bank fills three primary roles in payment processing: it is a “network sponsor,” which means it can issue cards on a given payments network; it is a holder of funds (for example, for gift cards, deposit accounts and other non-credit cards); and it is a “settlement point,” managing a consumer’s account and paying out to the merchant’s account after a purchase. Issuing Processor: Connects directly with the networks and issuing bank to provide the system of record, authorize transactions and communicate with settlement entities. Fintech: Fintech refers to the integration of technology into offerings by financial services companies in order to improve use and delivery to consumers. Merchant: A merchant simply refers to any business that accepts card-based payments either via a physical swipe (at the point-of-sale) or virtually online. Program Manager: Businesses that manage various elements of a card program on behalf of the issuing bank. The Program Manager is responsible for defining the program, operating the program, and managing its profitability. The program manager typically is responsible for establishing relationships with processors, banks, payment networks, and distributors and for establishing account(s) at banks. DEFINITIONS Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation Commercial Lending Terms Asset-Based Lending: Asset-Based Lending (ABL) refers to business loans that are secured based on assets as collateral, generally accounts receivable, inventory, equipment or other balance sheet assets. Accounts Receivable: Accounts Receivable (A/R) financing refers to financing based on the value of a company’s accounts receivable (their invoices for goods or services) to another company. It is a subset of asset-based lending and is also known as factoring. Equipment Financing: Equipment Financing refers to a loan used to purchase business equipment. The financing is provided through leases such as $1 Buyout, Fair Market Value (FMV), or through term loans. Leases may appear in Loans & Leases or Rental Equipment. Factoring: Factoring refers to financing based on the purchase of a company’s accounts receivables, their invoices for goods or services. It is a subset of asset-based lending and is also known as accounts receivable financing. Insurance Premium Finance: Insurance Premium Finance refers to short-term collateralized financing to facilitate the purchases of property, casualty, and liability insurance premiums for the commercial market. Government Guaranteed Lending: A government guaranteed loan is a loan guaranteed by a government agency and financed through a lending financial entity. Government guaranteed loans include SBA loans and USDA loans. SBA Loan: An SBA loan refers to financing that is guaranteed by the Small Business Administration (SBA) and provided by a lending financial institution. SBA loans, such as an SBA 7(a) loan, may be easier for a small business to obtain because of the reduced risk for the lender. Lenders must meet sufficient requirements to be eligible as a lending entity. Term Loan: A Term loan is a loan for a specific amount that has a specified interest rate and regular payment schedule to be repaid over a set period of time. USDA Loan: A USDA loan refers to financing guaranteed by the U.S. Department of Agriculture (USDA) as part of the Rural Development program and provided by a lending financial institution. USDA business loans, such as the USDA Business & Industry (B & I) loan, may be easier for a business to obtain because of the reduced risk for the lender. Lenders must meet sufficient requirements to be eligible as a lending entity.